Exhibit 1

Oi S.A. – In Judicial Reorganization

CNPJ/MF: 76.535.764/0001-43

NIRE 33 3 0029520-8

PUBLICLY-HELD COMPANY

CALL NOTICE

ORDINARY GENERAL SHAREHOLDERS MEETING

The Board of Directors of Oi S.A. – In Judicial Reorganization (“Company”) hereby calls the Shareholders to an Ordinary General Shareholders Meeting, to be held on April 28, 2017, at 11 a.m., at the Company’s headquarters located at Rua do Lavradio No. 71, Centro, City and State of Rio de Janeiro, to discuss the following agenda:

(1)               Take the Management’s accounts and examine, discuss and vote on the Management’s Report and the Financial Statements for the fiscal year ended December 31, 2016, together with the Independent Auditors’ report and the Fiscal Council;

(2)               Examine, discuss and vote on the Management Proposal for the allocation of the results for the fiscal year ended December 31, 2016;

(3)               Determine the annual global amount of compensation for the Management and the members of the Company’s fiscal council;

(4)               Ratify the election of members nominated in the Board of Directors Meetings held on August 12, 2016 and September 14, 2016 to the Board of Directors, in the form provided for in Article 150 of Law 6,404/76; and

(5)               Elect member of the Fiscal Council and their respective alternates.

GENERAL INSTRUCTIONS:

1. The documentation and the information connected to the matters to be deliberated in the Meeting are available at the Company’s headquarters, in the Shareholders Participation Manual, at the Company’s Investors Relations webpage (www.oi.com.br/ri), as well as on the website of the Brazilian Securities Commission (www.cvm.gov.br), pursuant to CVM Ruling No. 481/09, and on the website of the Brazilian Securities, Commodities and Futures Exchange (http://www.bmfbovespa.com.br/) for examination by the Shareholders.

2. We ask that the shareholder who wishes to personally take part in the Meeting or to be represented by an attorney-in-fact to submit the following documents, at Rua Humberto de Campos No. 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., within two (2) business days prior to the holding of the Meeting, to the attention of the Corporate Management and M&A: for

Exhibit 1

Legal Entities: notarized copies of the Instrument of Incorporation, Bylaws or Articles of Association, minutes of election of the Board of Directors (if applicable), and minutes of election of the Executive Office containing the election of the legal representative(s) attending the Meeting; (ii) for Individuals: notarized copies of the identity document and Individual Taxpayers’ Register (CPF) No. of the shareholder; and (iii) for Investment Funds: notarized copies of the Fund’s regulations and Bylaws or Articles of Association of the Fund’s administrator, as well as minutes of election of the legal representative(s) attending the Meeting. In addition to the documents indicated in (i), (ii) and (iii), as the case may be, when the shareholder is represented by an attorney-in-law, they shall send, together with said documents, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance. The measure is intended to speed up the process of registration of the shareholders attending the Meeting. Holders of preferred shares will have the right to vote on all measures subject to deliberation and contained the Agenda of the General Shareholders Meeting, called herein, pursuant to Paragraph 2 of Article 13 of the Company’s Bylaws and Article 111 of Law 6,404/76, and will vote together with the common shares.

3. The Shareholder that takes part in Fungible Custody of Registered Shares of Stock Exchanges, who wishes to take part in this Meeting, shall submit a statement issued within two (2) days prior to the holding thereof, containing their respective share interest, provided by the custodian body.

4.  Finally, in order to facilitate and encourage the participation of its shareholders in the Ordinary General Shareholders Meeting (Assembleia Geral Ordinária – “AGO”) and, in compliance with the rules of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – “CVM”), in particular CVM Instructions 561/15 and 570/15, the Company will allow the participation and exercise of remote voting, allowing its shareholders to send, through their respective custody agents or directly to the Company, a Distance Voting Bulletin, as provided by the Company on its Investor Relations website, as well as on the website of the CVM and the BM&FBovespa, together with the other documents to be discussed at the AGO, subject to the guidelines contained in the Distance Voting Bulletin.

Rio de Janeiro, March 29, 2017.

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors